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                                                                      Exhibit 23



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated July 24, 2000, accompanying the consolidated financial statements of The Credit Store Inc. and subsidiaries included in the Annual Report on Form 10-K/A of The Credit Store Inc. for the year ended May 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of The Credit Store Inc. on Form S-8 (File No. 33-42278, effective July 26, 2000).



/s/ GRANT THORNTON LLP



Minneapolis, Minnesota
September 27, 2000